Filed pursuant to Rule 424(b)(5)

Registration No. 333-220090

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 15, 2018

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 22, 2017)

$12,000,000

CPI Aerostructures, Inc.

Common Stock

We are offering $12,000,000 of shares of our common stock in this offering. Our common stock is traded on the NYSE American exchange under the symbol “CVU.” On October 12, 2018, the last reported sale price of our common stock was $8.53 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds to us, before expenses	$		$

(1) We have also agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-15 of this prospectus supplement for additional information.

We have granted the underwriters a 30-day option to buy up to an additional $1,800,000 of shares of common stock from us to cover over-allotments, if any. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about October           , 2018.

Sole Bookrunning Manager

Canaccord Genuity

Co-Manager

B. Riley FBR

The date of this prospectus supplement is October           , 2018.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ACCOMPANYING BASE PROSPECTUS

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-220090) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to $40.0 million. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement provides specific details regarding this offering of shares of common stock by us, including the purchase price per share. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since the date set forth on the respective documents.

References in this prospectus supplement to “CPI Aero®”, “we,” “us” and “our” refer to CPI Aerostructures, Inc., a New York corporation.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Our Company

General

We are engaged in the contract production of structural aircraft parts principally for the United States (“U.S.”) armed forces, either as a prime contractor or as a subcontractor to other defense prime contractors. We also act as a subcontractor to prime aircraft manufacturers in the production of commercial aircraft parts. Our strategy for growth has been focused primarily on operating as a subcontractor for defense prime contractors.

We were incorporated under the laws of the State of New York in January 1980 under the name Composite Products International, Inc. We changed our name to Consortium of Precision Industries, Inc. in April 1989 and to CPI Aerostructures, Inc. in July 1992. In January 2005, we began doing business under the name CPI Aero®, a registered trademark of the Company. Our principal office is located at 91 Heartland Boulevard, Edgewood, New York 11717 and our telephone number is (631) 586-5200.

We maintain a website at www.cpiaero.com. Information contained on our website or accessed through our website does not constitute a part of this prospectus supplement.

Industry

While we are a global supplier of aircraft parts in both the commercial and defense markets, our business development focus has been weighted towards defense to benefit from what we believe to be favorable growth opportunities in the market. As of August 1, 2018, defense opportunities accounted for 89% of our total bid pipeline. Our defense market strategy is driven by our belief that the U.S. Department of Defense (“DoD”) and international allied military budgets will increase, thus providing opportunities for contractors such as CPI Aero. On September 28, 2018, the White House signed into law Bill H.R. 6157 Department of Defense and Labor, Health and Human Services, and Education Appropriations Act, 2019, providing $674 billion for the U.S. DoD for FY 2019. This is in-line with the recently enacted John S. McCain National Defense Authorization Act (“NDAA”) for FY 2019, which authorized $716 billion for national defense, including $686 billion for the U.S. DoD. The FY 2019 DoD appropriations and NDAA are aligned with the National Defense Strategy and prioritize, among other things, rebuilding military readiness and modernization efforts, as well as retaining and regaining capabilities against potential near-peer adversaries. The FY 2019 DoD appropriations and NDAA build on the Bipartisan Budget Act of 2018 (“BBA”) that raised defense discretionary spending caps imposed by the Budget Control Act for two years, reversing years of uncertainty in defense program funding. The BBA of 2018 increased the FY 2018 and FY 2019 defense discretionary spending cap by $80 billion and $85 billion, respectively. The recently enacted U.S. Government FY 2018 $1.3 trillion omnibus spending bill included a total national defense budget of $700 billion, of which $655 billion is for the DoD. We believe that our strategy to support key existing and new defense platforms presents an opportunity for growth.

In addition to the national defense budget, international defense expenditures also drive demand for our defense business. We have sold components or systems for multiple programs to international governments, including the United Technologies Aerospace Systems (“UTAS”) DB-110, the UTAS Tactical Synthetic Aperture Radar (“TacSAR”) pod, the Lockheed Martin Corporation (“Lockheed”) F-35, the F-16 for the U.S. government, the Sikorsky Aircraft Corporation (“Sikorsky”) UH-60M, and the Northrop Grumman Corporation (“NGC”) E-2D. According to the North Atlantic Treaty Organization (“NATO”), NATO Europe and Canada are expected to increase defense expenditures by 3.8% year-over-year in FY 2018 compared to FY 2017. This would represent the fourth consecutive year of increased defense expenditures, or an $87.6 billion cumulative spending increase from FY 2015 to FY 2018, from these foreign national governments since pledging in 2014 to spend at least 2% of their GDP on defense within a decade.

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Our Business

We are a U.S. supplier of aircraft parts for fixed wing aircraft and helicopters in both the commercial and defense markets. We are a manufacturer of structural aircraft parts and aerosystems. Additionally, we leverage our global supply chain skills to assist our customers in managing a diverse worldwide supplier market by functioning as a “one-stop shop” for an assortment of aerospace parts. Within the global aerostructures supply chain, we are either a Tier 1 supplier to aircraft original equipment manufacturers or a Tier 2 subcontractor to major Tier 1 manufacturers. We also are a prime contractor to the DoD, primarily the U.S. Air Force (Hill and Robins Air Force Bases) and the Defense Logistics Agency. In addition to our assembly operations, we provide engineering, program management, supply chain management, and maintenance, repair, and overhaul (“MRO”) services.

Among the key programs for which CPI Aero provides key structural components, assemblies, or aerospace systems are the NGC E-2D Advanced Hawkeye surveillance aircraft, the Lockheed F-35 joint strike fighter, the Sikorsky UH-60M BLACK HAWK® helicopter, the UTAS DB-110 reconnaissance system, the Raytheon Company (“Raytheon”) Next Generation Jammer Mid-Band electronic warfare system, the UTAS TacSAR pod, the Bell Helicopter Textron Inc. (“Bell”) AH-1Z Viper attack helicopter, the Sikorsky MH-53E mine countermeasure helicopter and Sikorsky CH-148 variant helicopter, and the F-16 Falcon and T-38C trainer aircraft for the U.S. government. Key civilian aircraft programs include the Gulfstream Aerospace Corporation (“Gulfstream”) G650, the Honda Aircraft Company, Inc. (“Honda”) HondaJet and HondaJet Elite business jets, the Embraer S.A. (“Embraer”) Phenom 300 light business jet, the Embraer E175-E2 regional airliner, and the Sikorsky S-92® helicopter.

We are a subcontractor for leading defense prime contractors such as Boeing, NGC, Lockheed, Sikorsky, Bell, Textron Inc. (“Textron”), Raytheon, and UTAS. Revenue generated from subcontracts with defense prime contractors accounted for approximately 56%, 46%, and 57% of our total revenue in 2017, 2016, and 2015, respectively. Our 2016 defense subcontractor revenue was significantly decreased because of the change in estimate on the A-10 program.

We also operate as a subcontractor to prime commercial contractors, including Sikorsky, Honda, Embraer, and Triumph Group, Inc. (“Triumph”), in the production of commercial aircraft parts. Revenue generated from commercial contracts accounted for approximately 36%, 50%, and 42% of our total revenue in 2017, 2016, and 2015, respectively.

We have over 37 years of experience as a contractor. Most members of our management team have held management positions at large aerospace contractors, including NGC and GKN Aerospace. Our technical team possesses extensive technical expertise and program management and integration capabilities. Our competitive advantage lies in our ability to offer large contractor capabilities with the flexibility and responsiveness of a small company, while staying competitive in cost and delivering superior quality products.

Significant Contracts

Some of our significant contracts are as follows:

Military Aircraft Subcontracts with Prime Contractors

NGC E-2D “Advanced Hawkeye” The NGC E-2 is an all-weather, carrier-based tactical airborne early warning aircraft. The twin turboprop aircraft was designed and developed in the 1950s by the Grumman Aircraft Company for the U.S. Navy as a replacement for the E-1 Tracer. The U.S. Navy aircraft has been progressively updated with the latest variant, the NGC E-2D, first flying in 2007. In 2008, we received an initial $7.9 million order from NGC to provide structural kits used in the production of Outer Wing Panels (“OWP”) for the NGC E-2D. We initially valued the long-term agreement at approximately $98 million over an eight-year period, with the potential to be in excess of $195 million over the life of the aircraft program. In November 2014, we received a second multi-year contract worth approximately $86.1 million through 2021 from NGC for OWP kits for use in the manufacture of complete wings for the NGC E-2D and the NGC C-2A Greyhound aircraft. The cumulative orders we have received on this program through June 2018 exceed $147.6 million.

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In addition, we announced in January 2016 that we won an award to supply structural components and kits for the OWP on the NGC E-2D that will be manufactured for Japan. We will be responsible for component source selection, supply chain management, delivery of kits, and will provide manufacturing engineering services to NGC during the integration of the components into the OWP. The contract from NGC is valued at between $25 million and $30 million through 2019, depending on the number of aircraft ordered by Japan. To date, we have received orders totaling $10.4 million.

Sikorsky UH-60 “BLACK HAWK®” The Sikorsky UH-60 helicopter is the leader in multi-mission-type aircraft. Among the mission configurations it serves are troop transport, medical evacuation, electronic warfare, attack, assault support, and special operations. More than 3,000 Sikorsky UH-60 helicopters are in use today, operating in 29 countries. We have been producing gunner window and fuel panel assemblies for Sikorsky since 2010, and have long-term agreements from Sikorsky to manufacture gunner window assemblies, fuel panel assemblies, and perform MRO services on stabilators for the Sikorsky UH-60 helicopter through 2022. In 2017, we signed long-term supply agreements with Sikorsky to manufacture fuel panel and gunner window assemblies for the Sikorsky UH-60M helicopter, valued at up to approximately $21 million and $8.2 million for a period of five years, respectively. In September 2018, the Company received a series of purchase orders from Sikorsky totaling more than $8 million for the manufacture of Hover Infra Red Suppression Systems (“HIRSS”) in support of older model Black Hawk® helicopters.

Bell / Textron AH-1Z “Viper” Attack Helicopter The Bell AH-1Z is a twin-engine attack helicopter used by the U.S. Marine Corps, which began full-rate production in December 2010. In January 2017, we received an indefinite-delivery / indefinite-quantity (“IDIQ”) contract from Bell for the manufacture of engine cowl and support assemblies, with a potential value of $14.8 million. In March 2018, we received an amendment to the IDIQ contract which extended the period of performance by one year and is valued at $3.8 million. This increased the total potential value of the IDIQ contract to $18.6 million through 2021.

Sikorsky MH-53E “Sea Dragon” The Sikorsky MH-53E is the U.S. Navy’s primary airborne mine countermeasures aircraft. In May 2017, we received a contract from Sikorsky to provide MRO services for an initial quantity of 15 tow hook assemblies through 2022, with a potential value of $1 million, depending on the level of repair that is required. We have previously manufactured new tow hook assemblies under a spares contract awarded by Sikorsky in 2010.

Raytheon Next Generation Jammer Mid-Band (“NGJ”) The Raytheon NGJ is an external jamming pod that will disrupt and degrade enemy aircraft and ground radar and communication systems and will replace the ALQ-99 system on the U.S. Navy’s EA-6B Growler carrier-based electronic warfare aircraft. Raytheon received a $1 billion sole source contract from the U.S. Navy in April 2016 for the engineering and manufacturing development (“EMD”) phase. CPI Aero has contracts with Raytheon valued at more than $19 million to assemble the NGJ pod structural housing and air management systems required during the EMD phase. After a successful development program, the U.S. Navy plans to install Raytheon NGJ pods on 138 EA-18G Growlers during the Raytheon NGJ pod production phase. There are two pods per aircraft. We estimate that the total value to CPI Aero of the production phase could be in excess of an additional $150 million through 2030.

UTAS DB-110 “Reconnaissance Pod” CPI Aero has a contract with UTAS to manufacture pod structures for the UTAS DB-110 reconnaissance system, which is used primarily on exported F-16 aircraft.

UTAS “TacSAR” Pod The UTAS TacSAR pod is a long-range synthetic aperture radar system designed for overland and maritime reconnaissance and surveillance, and is being developed by UTAS with Selex ES, now Leonardo, S.p.A. UTAS awarded CPI Aero a sole-source one-year development contract valued at under $1 million, to begin engineering and design support in 2017. CPI Aero expects to receive an initial production order in early 2019. The work being performed by CPI Aero is similar to work performed by CPI Aero during the pre-production phase of the UTAS DB-110. The UTAS TacSAR pod system complements the UTAS DB-110 to provide all-weather reconnaissance and surveillance and will contain some structural components common to the UTAS DB-110.

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Lockheed F-35 “Lightning II” The Lockheed F-35 Lightning II, also known as the Joint Strike Fighter, is a family of single-seat, single-engine, all-weather stealth multirole fighters designed to perform ground attack, aerial reconnaissance, and air defense missions. The DoD plans to acquire over 2,400 F-35’s by 2034 and 11 other countries also have plans to acquire the aircraft. We are a Tier 1 supplier to Lockheed and manufacture four different door lock assemblies for the F-35. In 2015, CPI Aero was awarded a multi-year contract to supply lock assemblies for the arresting gear door on the F-35A Conventional Takeoff and Landing variant aircraft, estimated at up to $10.6 million through 2021. We made our first delivery under the contract in May 2017. In November 2017, we announced an additional $15.8 million multi-year contract to manufacture canopy actuation drive shaft assemblies through 2022 for the F-35A, F-35B, and F-35C aircraft.

Sikorsky CH-148 “Cyclone” The Sikorsky CH-148, a military variant of the Sikorsky S-92®, is a twin-engine, multi-role shipboard helicopter being manufactured by Sikorsky for the Royal Canadian Air Force (“RCAF”). The Sikorsky CH-148 is to be operated by the RCAF and will conduct anti-submarine warfare, surveillance, and search and rescue missions from Royal Canadian Navy warships. In 2016, Sikorsky awarded CPI Aero purchase orders valued at approximately $6.5 million to manufacture the weapon pylons. CPI Aero will produce weapon pylons for 28 aircraft with deliveries through 2018.

Commercial Aircraft Subcontracts with Prime Contractors

Gulfstream G650 In March 2008, Spirit Aerosystems, Inc. (“Spirit”) awarded us a contract to provide leading edges for the Gulfstream G650 business jet, a commercial program that Spirit was supporting. In December 2014, Spirit transferred its work-scope on this program to Triumph. We continue to provide leading edges for the Gulfstream G650 as our purchase orders and long-term agreement have been transferred to Triumph.

HondaJet Elite In July 2018, we received a long-term agreement from Honda to manufacture the noise attenuating engine inlet for its recently debuted HondaJet Elite business jet. CPI Aero has manufactured engine inlet assemblies for the original HondaJet aircraft since 2011.

Sikorsky S-92® Helicopter The Sikorsky S-92® performs search and rescue missions, heads of state missions, and a variety of transport missions for offshore oil and gas crews, utility, and airline passengers. Sikorsky has delivered more than 275 Sikorsky S-92® helicopters since 2004. In June 2017, CPI Aero announced a follow-on contract with Sikorsky to provide 15 different deliverable items for the Sikorsky S-92®, including door assemblies, cover assemblies, and various installation kits used by Sikorsky to complete the final assembly of the Sikorsky S-92®.

Embraer Phenom 300 In May 2012, Embraer awarded us a contract to manufacture engine inlets for the Embraer Phenom 300. We have received approximately $34 million in orders on this program through June 2018. We estimate the potential value of the program to be in excess of $40 million.

Embraer E175-E2 The E-Jet E2 family of aircraft was launched by Embraer in 2013 and included three new airplanes, the E175-E2, the E190-E2, and the E195-E2. We were selected by Embraer to supply various structural components used in the manufacture of engine pylon fairings for the Embraer E175-E2 aircraft, valued at approximately $16 million. The Embraer E175-E2 is scheduled for entry into service in 2021.

Military Aircraft Prime Contracts with U.S. Government

F-16 “Fighting Falcon” In November 2014, the Defense Logistics Agency awarded CPI Aero a multi-year contract to provide structural wing components and logistical support for global F-16 aircraft MRO operations. We estimate the value of the contract, including options, to be approximately $53.5 million through 2020. To date, we have received $15 million in orders under this contract.

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T-38C “Talon” The T-38C is a twin-engine, two-seat, supersonic jet trainer used by Air Education Training Command as an advanced trainer in Specialized Undergraduate Pilot Training. In 2015, CPI Aero was awarded a contract valued at up to approximately $49 million to provide Pacer Classic III structural modification kits for the T-38C aircraft through 2021. To date, we have received $17.5 million in orders under this contract.

Backlog

We produce custom assemblies pursuant to long-term contracts and customer purchase orders. Our backlog consists of aggregate values under such contracts and purchase orders, excluding the portion previously included in operating revenues on the basis of percentage of completion accounting, and including estimates of future contract price escalation. Substantially all of our backlog is subject to termination at will and rescheduling, without significant penalty. Funds are often appropriated for programs or contracts on a yearly or quarterly basis, even though the contract may call for performance that is expected to take a number of years. Therefore, our funded backlog does not include the full value of our contracts.

Our total funded and unfunded backlog as of June 30, 2018 was approximately $69.9 million and $290.3 million, respectively. Approximately 79% of the total amount of our backlog at June 30, 2018 was attributable to government contracts. Our funded and unfunded backlog attributable to government contracts as of June 30, 2018 was approximately $63.6 million and $219.7 million, respectively. Our unfunded government backlog is primarily comprised of the long-term contracts for the NGC E-2D, the U.S. Government F-16 and T-38C, the Lockheed F-35, and the Bell AH-1Z. These long-term contracts are expected to have yearly orders, which will be funded in the future. Our total funded and unfunded commercial backlog as of June 30, 2018 was approximately $6.4 million and $70.6 million, respectively. Our unfunded commercial backlog is primarily comprised of the long-term contracts for the Gulfstream G650, the HondaJet, the Cessna Citation X+, the Sikorsky S-92® and the Embraer Phenom 300. The comparatively low level of funded backlog on commercial programs is the result of customers placing funded orders based upon expected lead time. These programs are under long-term agreements with our customers, and as such, we are protected by termination liability provisions.

Bid Pipeline

We are awarded contracts for our products and services through the process of competitive bidding. This process begins when we first learn, formally or otherwise, of a potential contract from a prospective customer and concludes after all negotiations are completed upon award. When preparing our response to a prospective customer for a potential contract, we evaluate the contract requirements and determine and outline the services and products we can provide to fulfill the contract at a competitive price. Each contract also benefits from various additional services that we offer, including program management, engineering, and global supply chain program management, which streamlines the vendor management and procurement process and monitors the progress, timing, and quality of component delivery.

As of August 1, 2018, our bid pipeline was strategically focused on the defense market, which accounted for 89% of our total bid pipeline. We also continue to diversify our bid pipeline with aerostructures, aerosystems, kitting, and MRO segments representing 53%, 28%, 14%, and 5%, respectively, of our total bid pipeline.

Near-Term Program Opportunities

Over time, we have expanded both in size and capabilities, with growth in our operational and global supply chain program management. These expansions have allowed us the ability to supply more complex aerostructure assemblies and aerosystems and structures in support of our government-based programs as well as to pursue opportunities within the commercial and business jet markets. Our capabilities have also allowed us to acquire MRO and kitting contracts. We have identified near-term program opportunities in each of the segments that we operate in. In the aerostructures segment, we have identified near-term program opportunities to be the new A-10 wing replacement program, various Sikorsky UH-60M components and structural repairs, the Lockheed F-16V, and international light attack fixed wing aircraft. In the kitting and supply chain management segment, we have identified near-term opportunities to be foreign sales of F-16 wing components, wet OWP kits for the Japanese NGC E-2D, and various military helicopters. In the aerosystems segment, near-term opportunities include systems for reconnaissance pods, electronic warfare pods, advanced antenna system structural housing, electronic racks, and step assemblies.

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Long-Term Visibility – Contracts

Because of the complexities inherent in the aerospace industry, the time from the initial request for proposal to award ranges from as little as a few weeks to several years. Additionally, our contracts have ranged from six months to as long as ten years. We estimate that as of September 30, 2018, our long-term defense and commercial programs have the potential to generate approximately $447 million over the remainder of their periods of performance under contract. Also, repeat and follow-on jobs for current contracts frequently provide additional opportunities with minimal start-up costs and rapid rates to production.

Future Growth Opportunities

We have identified new business opportunities that may further our growth strategy over the next several years, including, among others, are the T-X Trainer, the Lockheed F-35, the Lockheed F-16V, the NGC B-21, and the T-38. We also see potential as a Tier 1 supplier for autonomous systems, such as unmanned aircraft systems.

Recent Developments

Significant New Contracts and Orders

On September 11, 2018, we received the first order of what we expect to be a follow-on multi-year contract from an existing customer valued at approximately $47.5 million. The initial order has a maximum value of $8.1 million, $1.6 million of which is currently available to begin production of long-lead items.

On September 11, 2018, we were notified by an existing customer that we have been selected to receive a five-year follow-on contract valued at more than $8 million over the life of the contract.

On September 20, 2018, we received an order from a current customer valued at approximately $1 million to manufacture an interior structural assembly on a limited production special-purpose rotary wing platform. This order represents an expansion of our business with this customer into a new type of aircraft.

On September 25, 2018, we were notified by a new customer that we have been selected to manufacture a wing of a booster assembly used to launch a new missile system currently in development by the customer. We anticipate receiving a purchase order in the fourth quarter of 2018. This order would represent an expansion of our business into missiles and other autonomous weapons systems.

Third Quarter 2018 Capsule Information

The preparation of our unaudited financial statements for the quarter ended September 30, 2018 is not yet complete. Accordingly, the following capsule financial information is only an estimate. As a result, the following information may differ from the actual results that will be reflected in our unaudited financial statements for such quarter when our unaudited financial statements are completed. The following information is provided by and is the responsibility of management. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the following information and, accordingly, does not express an opinion or any other form of assurance on it. The estimates should be read in conjunction with, and are qualified in their entirety by, the detailed information appearing elsewhere in this prospectus supplement and by the information and financial statements (including the notes thereto) appearing in our quarterly and yearly financial statements incorporated by reference herein.

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We expect to announce the results for the quarter ended September 30, 2018 on or about November 8, 2018. We preliminarily expect to report revenue of approximately $19 million, with diluted earnings per share of approximately $0.13/share. During the quarter, we expect that we incurred approximately $325,000 of legal and accounting expenses related to our litigation against Air Industries Group and Welding Metallurgy, Inc., described in more detail under “Legal Proceedings” below. These expenses lowered diluted earnings per share in the third quarter by approximately $0.03/share and we do not expect to incur significant additional expenses related to this matter. As described below, on October 2, 2018, we entered into a court-ordered stipulation in this litigation.

We expect total backlog at September 30, 2018 to be approximately $447 million, of which $378 million is for defense programs and $69 million is for commercial programs. Approximately $70 million of the total backlog at September 30, 2018 is funded.

We had cash of approximately $829,000 as of September 30, 2018.

Legal Proceedings

On July 5, 2018, we filed a complaint in the Supreme Court of the State of New York, County of New York, against Air Industries Group (“Air Industries”) relating to the previously announced Stock Purchase Agreement, dated as of March 21, 2018 (the “Agreement”) between CPI Aero and Air Industries, pursuant to which Air Industries agreed to sell to us all of the shares of capital stock of its subsidiary, Welding Metallurgy, Inc. (“WMI”). The complaint alleges, among other things, that Air Industries willfully breached its contractual obligation to provide financial information required to fulfill key conditions for closing under the Agreement. Air Industries’ answer and counterclaims, filed on July 30, 2018, denies the allegations made by us in the complaint and alleges that we breached the Agreement and the covenant of good faith and fair dealing.

On July 31, 2018, we filed a motion for preliminary injunction against Air Industries. The motion argued that the failure by Air Industries to provide financial data and other information necessary to close the transaction contemplated by the Agreement would cause irreparable injury to us. We sought an order directing Air Industries to furnish us with all previously requested financial, operating, and other data and information relating to WMI.

On October 2, 2018, we entered into a court-ordered stipulation (the “Stipulation and Order”) in the litigation. As part of the Stipulation and Order, Air Industries has withdrawn its purported termination of the Agreement. Among other things, the Stipulation and Order requires Air Industries to deliver to us within 45 days audited, unqualified financial statements of WMI for 2017 certified by Air Industries’ auditor. Subject to fulfillment of other conditions to closing set forth in the Agreement, the parties agreed that the acquisition will close within three weeks after CPI Aero receives the audited financial statements. We also agreed to promptly amend the Agreement to reflect the terms of the Stipulation and Order. The Court will retain jurisdiction of the case for all purposes, including enforcing the terms of the Stipulation and Order.

For a discussion of the risks and uncertainties associated with this litigation and with the acquisition of WMI, please see the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated herein by reference. We remain committed to completing the acquisition of WMI as soon as practicable.

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The Offering

Common stock offered by us	$12,000,000 of shares of common stock
Common stock to be outstanding after this offering (1)	shares of common stock
Underwriters’ over-allotment option	We have granted the underwriters an option to buy up to an additional $1,800,000 of shares of common stock from us to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.
Use of proceeds	We intend to use the net proceeds from the sale of common stock by us in this offering for general corporate purposes which may include working capital, capital expenditures, debt repayment, or acquisitions. Under the terms of our credit agreement with BankUnited, N.A. and other lenders, if we raise $7.0 million or more in this offering, we are required to use 25% of the net proceeds from this offering to prepay our loans, with $1.2 million applied to the term loan and the remainder applied to our revolving loan. See the section entitled “Use of Proceeds” on page S-13.
NYSE American symbol	CVU
Risk Factors	See the section entitled “Risk Factors” beginning on page S-10 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

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(1)

Based on 8,967,778 shares of common stock outstanding as of October 12, 2018. Excludes 80,249 shares of common stock subject to outstanding common stock purchase options as more fully described in the section entitled “Description of Common Stock.”

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

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RISK FACTORS

Before you make a decision to invest in our common stock, you should consider carefully the risks factors described below, together with other information in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein as set forth in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K for the year ended December 31, 2017 and our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks factors described in our SEC filings and below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to the Offering

Our management will have broad discretion over the use of the net proceeds from this offering. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company. Under the terms of our credit agreement with BankUnited, N.A. and other lenders, if we raise $7.0 million or more in this offering and after giving effect to the receipt of the net proceeds of this offering our Leverage Ratio (as defined in the credit agreement) is 2.0 or more, we are required to use 25% of the net proceeds from this offering to pay down our revolving loans, although we may elect to pay down more. Such amounts will immediately become available to be re-borrowed.

We may issue additional shares of capital stock in the future, which would increase the number of shares eligible for future resale in the public market and may result in dilution to our shareholders.

As of June 30, 2018, we had 80,249 shares of common stock subject to outstanding common stock purchase options, as more fully described in the section entitled “Description of Common Stock.” In addition, we are not restricted from issuing additional shares of our common stock or securities convertible into or exchangeable for our common stock, except as described in the section entitled “Underwriting.” Because we may need to raise additional capital in the future to continue to expand our business, among other things, we may conduct additional equity offerings. To the extent our common stock purchase options are exercised or we conduct additional equity offerings, additional shares of our common stock will be issued, which will increase the number of shares eligible for resale in the public market and may result in dilution to our shareholders. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

We have never declared or paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future.

Our business requires significant funding. We currently plan to invest all available funds and future earnings in the development and growth of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, under the terms of our credit agreement with BankUnited, N.A. and other lenders, we are restricted from paying cash dividends. As a result, capital appreciation, if any, of our common stock will be our shareholders’ sole source of potential gain for the foreseeable future.

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We are able to issue shares of preferred stock with greater rights than our common stock.

Our certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our shareholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

Anti-takeover provisions in our organizational documents and in New York law could delay a change in management and limit our share price or otherwise make a change in our management more difficult.

Certain provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us even if such a change in control would increase the value of our common stock and could prevent or hinder attempts by our shareholders to replace or remove our current board of directors or management.

We have a number of provisions in place that will hinder takeover attempts and could reduce the market value of our common stock or prevent sale at a premium. These provisions include:

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the authorization of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences in a manner that could delay or prevent a transaction or a change in control;

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a provision providing that shareholders may act by written consent without a meeting only if such written consent is signed by all shareholders;

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a provision that specifies that special meetings of our shareholders may be called only by our board of directors or our chairman of the board, if one has been elected, or our president;

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the division of our board of directors into three classes, only one of which is elected annually; and

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advance notice requirements by shareholders for director nominations and actions to be taken at annual meetings.

In addition, because we are incorporated in New York, we are governed by the provisions of Section 912 of the New York Business Corporation Law, which generally prohibits a New York corporation from engaging in any of a broad range of business combinations with an “interested” shareholder for a period of five years following the date on which the shareholder became an “interested” shareholder. See the section entitled “Description of Capital Stock—Provisions of New York Law and Our Charter and Bylaws” in the accompanying base prospectus.

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NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and incorporated by reference herein are forward-looking statements that relate to possible future events, our future performance and our future operations. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These statements are only our predictions. We cannot guarantee future results, levels of activities, performance or achievements. Our actual results could differ materially from these forward-looking statements for many reasons, including as a result of those risks described from time to time in our SEC filings and those risks identified under the section entitled “Risk Factors”. Important factors, among others, that may affect our actual results include:

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changes in the expense and revenue estimates used in our percentage-of-completion method of accounting;

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any suspension of or prohibition on our contracting with the U.S. government;

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changes in U.S. funding that affect our projects;

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changes in priorities in the U.S. government due to military transformation and planning and/or the nature of war-related activity;

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the ability of the U.S. government to terminate contracts, in whole or in part, without prior notice, for convenience;

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the time and expense of the U.S. government’s competitive bidding process;

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environmental regulation at the U.S., state and local levels;

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regulation by the U.S. Federal Aviation Administration under the provisions of the Federal Aviation Act of 1958, as amended;

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reliance on subcontractors to perform a portion of the services that we must provide to our customers;

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increased costs on our fixed price contracts;

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differences between contract value and revenue received with respect to our backlog;

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our ability to attract and retain highly qualified senior officers and engineers;

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our ability to obtain sufficient credit lines;

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the cyclical nature of the commercial aerospace industry; and

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the unpredictable nature of new programs and new technologies.

We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be $          million (or $          million assuming the over-allotment option is exercised in full), after deducting underwriting discounts and commissions and an aggregate of $           in estimated offering expenses payable by us for this offering. We intend to use the net proceeds from the sale of common stock by us in this offering for general corporate purposes which may include working capital, capital expenditures, debt repayment, or acquisitions. In addition, under the terms of our credit agreement with BankUnited, N.A. and other lenders, if we raise $7.0 million or more in this offering, we are required to use 25% of the net proceeds from this offering to prepay our loans, with $1.2 million applied to the term loan and the remainder applied to our revolving loan.

Our credit agreement with BankUnited, N.A. and other lenders provides for a revolving loan of up to $30.0 million that matures on June 30, 2020 and bears interest at 0.50% in excess of the LIBOR rate or the bank’s prime rate, as selected by us in accordance with the terms of the agreement. As of June 30, 2018, the balance of the revolving loan was $27.3 million, bearing interest at 5.25%. The credit agreement also provides for a $10.0 million term loan that matures on June 30, 2020. The term loan amortizes over approximately four years. As of June 30, 2018, the balance of the term loan was approximately $7.7 million, bearing interest at 5.25%.

Pending use of the net proceeds of this offering, we intend to invest the net proceeds in accordance with our investment policy guidelines, which currently provide for investment of funds in cash equivalents, money market funds, and U.S. government obligations.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018 on an actual basis and on an as adjusted basis after giving effect to the sale by us of the shares of common stock offered hereby at an offering price of $          and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying base prospectus from our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2017 and our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018.

	As of June 30, 2018
	Actual	As Adjusted
		(Unaudited)
Shareholders’ equity:
Common stock, $.001 par value: authorized 50,000,000 shares, issued 8,938,491 shares (actual) and shares (as adjusted), respectively	$8,935	$
Additional paid-in capital	54,276,175
Retained earnings	23,062,642
Accumulated other comprehensive loss	—
Total shareholders’ equity	$77,347,752	$

The foregoing table does not take into account the 80,249 shares of our common stock subject to outstanding common stock purchase options as of June 30, 2018.

DESCRIPTION OF COMMON STOCK

Upon consummation of this offering,           shares of our common stock will be outstanding. An additional 80,249 shares of our common stock are subject to outstanding common stock purchase options as of June 30, 2018. The options were issued by us to employees and non-employee directors of ours at exercise prices ranging from $6.60 to $15.04 per share with a weighted average exercise price of $11.05 per share and a weighted average remaining contractual life of seven months.

For a description of our common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

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UNDERWRITING

We have entered into an underwriting agreement with the underwriters identified in the table below (collectively, the “Underwriters”) for whom Canaccord Genuity LLC is acting as representative with respect to the shares being sold in this offering.

The Underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the overallotment option described below unless and until the overallotment option is exercised.

Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the Underwriters named below, and each Underwriter severally has agreed to purchase, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Canaccord Genuity LLC
B. Riley FBR, Inc.
Total

The Underwriters propose to offer the common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $           per share. After this offering, these figures may be changed by the Underwriters.

We have granted the Underwriters an option to buy up to an additional           shares of common stock from us to cover over-allotments, if any. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, the Underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts and Commissions

The underwriting discounts and commissions are equal to the public offering price per share of common stock less the amount paid by the Underwriters to us per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid by us to the Underwriters in this offering assuming both no exercise and full exercise of the over-allotment option:

		No Exercise of Over-Allotment		Full Exercise of Over-Allotment
Per share	$		$
Total	$		$

We also will reimburse the Underwriters for certain expenses of the Underwriters (including, but not limited to, reasonable fees and disbursements of counsel to the Underwriters) in an amount not in excess of $50,000. We will bear all expenses of this offering. We expect that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $          .

Lock-Up Agreements

We and all of our directors and named executive officers have agreed that, subject to certain exceptions, we and they will not, and will not permit any entities controlled by us or them to, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of, or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any shares of common stock or securities convertible into, exchangeable for, or otherwise exercisable to acquire any of our equity securities for a period of 60 days from the date of this prospectus supplement, without the prior written consent of Canaccord Genuity LLC.

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Indemnification

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Price Stabilization and Short Positions

In connection with the offering, the Underwriters may purchase and sell the common stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Until distribution of the shares of our common stock is completed, SEC rules may limit the Underwriters from bidding for and purchasing shares of our common stock. However, the Underwriters may engage in transactions that stabilize the price of the shares of our common stock, such as bids or purchases to peg, fix or maintain that price. A “stabilizing transaction” is a bid for or the purchase of common stock on behalf of an Underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. Stabilizing transactions may cause the price of shares of our common stock to be higher than the price that might otherwise prevail in the open market.

If an Underwriter creates a short position in our common stock in connection with this offering (i.e., if it sells more shares of our common stock than are listed on the cover page of this prospectus supplement), the Underwriter may reduce that short position by purchasing shares of our common stock in the open market. A “covering transaction” is the bid for or purchase of common stock on behalf of an Underwriter to reduce a short position incurred by the Underwriter in connection with the offering. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above. A short position is more likely to be created if an Underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. Similar to other purchase transactions, an Underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise prevail in the open market.

An Underwriter also may impose a penalty bid, whereby the Underwriter may reclaim selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in the offering for their account if the Underwriter repurchases the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares of our common stock.

The Underwriters have advised us that these transactions may be effected on the NYSE American or otherwise. Neither we nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we nor the Underwriters make any representation that the Underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the Underwriters of the offering, or by their affiliates. Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on such websites and any information contained in any other website maintained by the Underwriters or any of their affiliates is not part of this prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved or endorsed by us or the Underwriters in their capacities as underwriters and should not be relied upon by investors.

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Trading Market

Our common stock is traded on the NYSE American exchange under the symbol “CVU.”

Transfer Agent

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004.

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Graubard Miller, New York, New York. Certain legal matters will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of CPI Aerostructures, Inc. appearing in CPI Aerostructures, Inc. Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that we are offering under this prospectus supplement. It is important for you to read and consider all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), until all of the securities are sold.

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Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (filed on March 22, 2018);

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Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018 (filed on May 15, 2018) and the fiscal quarter ended June 30, 2018 (filed on August 9, 2018);

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Current Reports on Form 8-K filed on March 6, 2018, March 22, 2018, May 15, 2018, June 26, 2018, July 3, 2018, July 10, 2018, July 31, 2018, August 16, 2018, and October 3, 2018;

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Specialized Disclosure Report on Form SD filed on May 31, 2018;

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Proxy Statement on Schedule 14A filed on April 30, 2018, used in connection with the annual meeting of shareholders on June 20, 2018; and

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Registration Statement on Form 8-A, dated September 1, 2000, registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering described herein will automatically update and supersede the information contained in this prospectus supplement. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, including our SEC filings and the exhibits thereto, without charge, upon written or oral request directed to CPI Aerostructures, Inc., 91 Heartland Boulevard, Edgewood, New York 11717, telephone (631) 586-5200.

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Prospectus

CPI AEROSTRUCTURES, INC.

$40,000,000
OF COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES AND UNITS

By this prospectus, we may offer and sell from time to time, in one or more offerings, our common stock, preferred stock, warrants, debt securities and units, which we sometimes refer to collectively as the “shelf securities,” at an aggregate initial offering price not to exceed $40,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, through agents designated from time to time, or to or through underwriters or dealers, among other methods. The prospectus supplement for each offering will describe the specific methods by which we will sell the securities. The prospectus supplement also will set forth the price to the public of such securities and the net proceeds we expect to receive from the sale of the securities.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities to be sold. You should read this prospectus and any prospectus supplements carefully before you invest.

Our common stock is listed for trading on the NYSE American exchange under the symbol “CVU.” On August 15, 2017, the last reported sale price of our common stock was $8.65. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 5 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 22, 2017

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______________________________

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

______________________________

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of shelf securities in one or more offerings with a maximum aggregate offering price of up to $40,000,000.

This prospectus provides you with a general description of the shelf securities we may offer. Each time securities are sold by us, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “CPI Aero®,” the “Company” and “we,” “us” and “our” refer to CPI Aerostructures, Inc., a New York corporation.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement.

Our Company

Overview

We are engaged in the contract production of structural aircraft parts principally for the United States Air Force (“USAF”) and other branches of the United States (“U.S.”) armed forces, either as a prime contractor or as a subcontractor to other defense prime contractors. We also act as a subcontractor to prime aircraft manufacturers in the production of commercial aircraft parts. Our strategy for growth has been focused primarily as a subcontractor for defense prime contractors. Due to our success as a subcontractor to defense prime contractors we have pursued opportunities to increase our commercial subcontracting business.

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We were incorporated under the laws of the State of New York in January 1980 under the name Composite Products International, Inc. We changed our name to Consortium of Precision Industries, Inc. in April 1989 and to CPI Aerostructures, Inc. in July 1992. In January 2005, we began doing business under the name CPI Aero®, a registered trademark of the Company. Our principal office is located at 91 Heartland Blvd., Edgewood, New York 11717 and our telephone number is (631) 586-5200.

We maintain a website at www.cpiaero.com. Information contained on our website or accessed through our website does not constitute a part of this prospectus.

Our Business

We are a U.S. supplier of aircraft parts for fixed wing aircraft and helicopters in both the commercial and defense markets. We are a manufacturer of structural aircraft parts and aerosystems. Additionally, we leverage our global supply chain skills to assist our customers in managing a diverse worldwide supplier market by providing “one stop shopping” for an assortment of aerospace parts. Within the global aerostructures supply chain, we are either a Tier 1 supplier to aircraft original equipment manufacturers (“OEMs”) or a Tier 2 subcontractor to major Tier 1 manufacturers. We also are a prime contractor to the U.S. Department of Defense, primarily the USAF. In addition to our assembly operations, we provide engineering, program management, supply chain management, and maintenance repair and overhaul (“MRO”) services.

Among the key programs that CPI Aero supplies are the E-2D Advanced Hawkeye surveillance aircraft, the A-10 Thunderbolt attack jet, the Gulfstream G650, the UH-60 BLACK HAWK® helicopter, the S-92® helicopter, the MH-60S mine countermeasure helicopter, the AH-1Z ZULU attack helicopter, the HondaJet-Advanced Light Jet, the MH-53 and CH-53 variant helicopters, the C-5A Galaxy cargo jet, the F-16 fighter aircraft, the Embraer Phenom 300 light business jet and the Cessna Citation X+.

We are a subcontractor for leading defense prime contractors such as Northrop Grumman Corporation (“NGC”), The Boeing Company (“Boeing”), Lockheed Martin Corporation (“Lockheed”), Sikorsky Aircraft Corporation (“Sikorsky”) and Bell Helicopter (“Bell”). 46%, 57% and 5% of our revenue in 2016, 2015 and 2014, respectively, was generated by subcontracts with defense prime contractors. Our 2016 and 2014 defense subcontractor revenue was significantly decreased because of the change in estimate on the A-10 program.

We also operate as a subcontractor to prime commercial contractors, including Sikorsky, Honda Aircraft Company, Inc. (“Honda”), Embraer S.A. (“Embraer”) and The Triumph Group (“Triumph”), in the production of commercial aircraft parts. 50%, 42% and 93% of our revenue in 2016, 2015 and 2014, respectively, was generated by commercial contract sales.

We have over 36 years of experience as a contractor. Most members of our management team have held management positions at large aerospace contractors, including NGC and GKN Aerospace Inc. Our technical team possesses extensive technical expertise and program management and integration capabilities. Our competitive advantage lies in our ability to offer large contractor capabilities with the flexibility and responsiveness of a small company, while staying competitive in cost and delivering superior quality products.

Significant Contracts

Some of our significant contracts are as follows:

Military Aircraft – Subcontracts with Prime Contractors

E-2D “Advanced Hawkeye” The NGC E-2 Hawkeye is an all-weather, carrier-based tactical Airborne Early Warning aircraft. The twin turboprop aircraft was designed and developed in the 1950s by the Grumman Aircraft Company for the U.S. Navy as a replacement for the E-1 Tracer. The U.S. Navy aircraft has been progressively updated with the latest variant, the E-2D, first flying in 2007. In 2008, we received an initial $7.9 million order from NGC to provide structural kits for the E-2D. We initially valued the long-term agreement at approximately $98 million over an eight-year period, with the potential to be in excess of $195 million over the life of the aircraft program. The cumulative orders we have received on this program through June 2017 exceed $144 million.

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In addition, in 2015 we won an award to supply structural components and kits for the Outer Wing Panel (“OWP”) on the E-2D Advanced Hawkeye airborne early warning and control (“AEW&C”) aircraft that will be manufactured for Japan. We will be responsible for component source selection, supply chain management, delivery of kits, and will provide manufacturing engineering services to NGC during the integration of the components into the OWP. The contract from NGC is valued at between $25 million and $30 million.

A-10 “Thunderbolt” The A-10 Thunderbolt II is a single-seat, twin-engine, straight-wing jet aircraft developed by Fairchild-Republic for the USAF to provide close air support of ground forces by attacking tanks, armored vehicles, and other ground targets with a limited air interdiction capability. It is the first USAF aircraft designed exclusively for close air support. Since 2008, we have produced structural assemblies under a subcontract from the Integrated Defense Systems unit of Boeing in support of its prime contract with the USAF to produce enhanced wings for the A-10. Our current A-10 contract should be completed prior to December 31, 2017.

UH-60 “BLACK HAWK” The UH-60 BLACK HAWK helicopter is the leader in multi-mission-type aircraft. Among the mission configurations its serves are troop transport, medical evacuation, electronic warfare, attack, assault support and special operations. More than 3,000 BLACK HAWK helicopters are in use today, operating in 29 countries. We have long-term agreements from Sikorsky to manufacture gunner window assemblies, fuel panel assemblies, and perform MRO on stabilators for the BLACK HAWK helicopter through 2018.

DB-110 “Reconnaissance Pod” CPI Aero has a contract with United Technologies Aerospace Systems (“UTAS”) to manufacture pod structures for the DB-110 reconnaissance system, which is used primarily on exported F-16 aircraft. In June 2017, we announced a program with UTAS to support the development of a similar reconnaissance system known as TacSAR, which stands for Tactical Synthetic Aperture Radar.

F-35 “Lightning II” The F-35 Lightning II, also known as the Joint Strike Fighter, is a 5th Generation fighter manufactured by Lockheed. Three distinct variants of the F-35 will be in service with the U.S. Air Force, the U.S. Navy, the U.S. Marine Corps, and a variety of fighters for at least 10 other countries. We manufacture four different door lock assemblies as a Tier 1 supplier to Lockheed.

Commercial Aircraft – Subcontracts with Prime Contractors

Gulfstream G650 In March 2008, Spirit Aerosystems (“Spirit”) awarded us a contract to provide leading edges for the Gulfstream G650 business jet, a commercial program that Spirit was supporting. In December 2014, Spirit transferred its work-scope on this program to Triumph. We will continue to provide leading edges for the G650 as our purchase orders and long-term agreement have transferred to Triumph.

HondaJet In May 2011, Honda awarded us a contract to manufacture engine inlets and flaps and vane assemblies for the HondaJet advanced light business jet. We have received approximately $28.6 million in orders on this program through June 2017. We estimate the potential value of this program to be approximately $70 million.

Embraer Phenom 300 In May 2012, Embraer awarded us a contract to manufacture engine inlets for the Embraer Phenom 300 business jet. We have received approximately $30.6 million in orders on this program through June 2017. We estimate the potential value of the program to be in excess of $40 million.

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S-92 Helicopter Sikorsky has delivered more than 275 S-92 helicopters since 2004. These helicopters perform search and rescue missions, head of state missions, as well as a variety of transportation missions for offshore oil and gas crews, utility and airline passengers. The S-92 helicopter is the preferred aircraft of its size class for off-shore oil transportation. In June 2017, CPI Aero announced a follow-on contract with Sikorsky, a Lockheed company, to provide 15 different deliverable items including door assemblies, cover assemblies, and various installation kits used by Sikorsky to complete the final assembly of the S-92 helicopter.

Military Aircraft – Prime Contracts with U.S. Government

F-16 “Fighting Falcon” In November 2014, The Defense Logistics Agency (“DLA”) awarded CPI Aero a multi-year contract to provide structural wing components and logistical support for global F-16 aircraft MRO operations. We estimate the value of the contract, including options, to be approximately $53.5 million.

T-38C “Talon” The T-38C is a twin engine, two seat, supersonic jet trainer used by Air Education Training Command as an advanced trainer in Specialized Undergraduate Pilot Training. In 2015, CPI Aero was awarded a contract valued at up to approximately $49 million to provide structural modification kits for the T-38C aircraft. CPI Aero provides structural components, program management, logistics, discrepancy reporting/resolution, and subcontract management as part of the Pacer Classic III aircraft structural modification program designed to enhance the T-38C operational capability while improving flight safety, reliability, and maintainability. We have received firm orders against this contract totaling approximately $11 million for delivery through 2018.

The Securities We May Offer

We may offer up to $40,000,000 of common stock, preferred stock, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors, without shareholder approval. We have summarized some of the general terms and provisions of the preferred stock that we may issue in “Description of Capital Stock.” A prospectus supplement will describe the particular terms of any series of preferred stock offered from time to time, and may supplement or change the terms outlined below.

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Warrants

We may issue warrants for the purchase of common stock, preferred stock debt, securities or any combination thereof. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

We may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (“SEC”) in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference herein are forward-looking statements that relate to possible future events, our future performance and our future operations. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These statements are only our predictions. We cannot guarantee future results, levels of activities, performance or achievements. Our actual results could differ materially from these forward-looking statements for many reasons, including as a result of those risks described from time to time in our SEC filings and those risks identified under sections entitled “Risk Factors” in any prospectus supplement. Important factors, among others, that may affect our actual results include:

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changes in the expense and revenue estimates used in our percentage-of-completion method of accounting;

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any suspension of or prohibition on our contracting with the U.S. Federal government;

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changes in U.S. Federal funding that affect our projects;

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changes in priorities in the U.S. Federal government due to military transformation and planning and/or the nature of war-related activity;

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the ability of the U.S. Federal government to terminate contracts, in whole or in part, without prior notice, for convenience;

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the time and expense of the U.S. Federal government’s competitive bidding process;

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environmental regulation at the U.S. Federal, state and local levels;

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regulation by the U.S. Federal Aviation Administration under the provisions of the U.S. Federal Aviation Act of 1958, as amended;

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reliance on subcontractors to perform a portion of the services that we must provide to our customers;

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increased costs on our fixed price contracts;

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differences between contract value and revenue received with respect to our backlog;

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our ability to attract and retain highly qualified senior officers and engineers;

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our ability to obtain sufficient credit lines;

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the cyclical nature of the commercial aerospace industry; and

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the unpredictable nature of new programs and new technologies.

We are under no obligation to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The information set forth in the table should be read in conjunction with the financial information incorporated by reference into this prospectus.

	For the Fiscal Year Ended December 31,
	2016	2015	2014	2013	2012
Total earnings (loss)	$(4,317,931)	$8,925,122	$(36,697,847)	$12,197,680	$17,308,503
Fixed charges	$1,356,645	$918,129	$984,428	$1,043,786	$783,373
Ratio of earnings (loss) to fixed charges	(3.18)	9.72	(37.27)	11.68	22.09

The ratios are calculated by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations plus fixed charges. Fixed charges consist of interest expensed and the interest element of rentals.

We had no shares of preferred stock outstanding for any period presented.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of shelf securities offered hereby for general corporate purposes, which may include working capital, capital expenditures, debt repayment or acquisitions. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms our common stock and preferred stock is subject to and qualified in its entirety by reference to our amended articles of incorporation, bylaws and the New York Business Corporation Law (“NYCBL”). We urge you to read our amended articles of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the NYBCL. For information on how to obtain copies of our amended articles of incorporation and bylaws, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. As of August 18, 2017 there were 8,846,818 shares of our common stock outstanding. In addition, as of such date, there were 149,466 shares of common stock subject to outstanding stock options. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Common shareholders have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. When the applicable consideration has been paid in accordance with the NYBCL, shares of our common stock are nonassessable. Our common stock is subject to the express terms of our preferred stock and any series thereof.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.001 per share. As of August 18, 2017, there were no preferred shares issued or outstanding. If issued, the shares of preferred stock will have such rights and preferences as our board of directors will determine, from time to time. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding common stock. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock or holders of other series of preferred stock. The shares of preferred stock will be issued in series under certificates of designations to be adopted by our board of directors. The following outlines some of the general terms and provisions of the series of preferred stock that we may issue from time to time. Additional or different terms of the series of preferred stock and the applicable certificate of designations will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. The following summaries of material provisions of the preferred stock are subject to, and qualified in their entirety by reference to, all of the provisions of the certificate of designations applicable to a particular series of preferred stock. We urge you to read the applicable prospectus supplements, as well as the complete certificate of designations that contains the terms of the series of preferred stock.

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The prospectus supplement relating to a particular series of preferred stock will describe the terms of that series of preferred stock and the price or prices at which we will offer the shares of that series of preferred stock. The description may include:

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the title of the series of preferred stock and the number of shares offered;

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the price at which the preferred stock will be issued;

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the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

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the voting rights of the preferred stock;

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whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

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the liquidation preference of the preferred stock;

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whether the holders of the preferred stock have any preemptive rights;

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the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs, and any limitations on the repurchase or redemption of, or distributions to, any shares of any class of capital stock;

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whether the terms of the preferred stock may be modified other than by the vote of a majority of the preferred stock, voting as a class; and

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any additional rights, preferences and limitations of the preferred stock.

When issued and the applicable consideration has been paid in accordance with the NYBCL, shares of our preferred stock will be nonassessable.

Provisions of New York Law and Our Charter and Bylaws

Certain provisions of New York law and of our charter and bylaws could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. The provisions described below, and the board of directors’ right to issue shares of our preferred stock from time to time in one or more classes or series without shareholder approval, as described above, may discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Directors. Our board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of our board of directors. Nominations for our board of directors may be made by our board or, in certain situations, by any holder of common stock. A shareholder entitled to vote for the election of directors may nominate a person for election as director only if the shareholder provides written notice of his nomination to our secretary not later than 120 days in advance of the same day and month that our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders or, if no annual meeting was held in the previous year, then by the end of the fiscal year to which the annual meeting in which the nomination will be made relates to.

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Meetings. A special meeting of our shareholders may be called only by our board of directors or our chairman of the board, if one has been elected, or our president. Any action required or permitted to be taken by a vote of our shareholders may be taken without a meeting by written consent, except that such written consent must be signed by the holders of all of the shares entitled to vote thereon.

New York anti-takeover law. We are subject to certain “business combination” provisions of Section 912 of the NYBCL and expect to continue to be so subject if and for so long as we have a class of securities registered under Section 12 of the Exchange Act. Section 912 provides, with certain exceptions, that a New York corporation may not engage in a “business combination” (e.g., merger, consolidation, recapitalization or disposition of stock) with any “interested shareholder” for a period of five years from the date that such person first became an interested shareholder unless the business combination or the transaction resulting in a person becoming an interested shareholder was approved by the board of directors of the corporation prior to that person becoming an interested shareholder. No New York corporation may engage at any time in any business combination with an interested shareholder other than (i) a business combination that is approved by the board of directors of the corporation prior to that person becoming an interested shareholder, or where the transaction resulting in a person becoming an interested shareholder was approved by the board of directors of the corporation prior to that person becoming an interested shareholder; (ii) a business combination that is approved by a majority of the outstanding stock not held by the interested shareholder or an affiliate of the interested shareholder at a meeting called no earlier than five years after the interested shareholder’s stock acquisition date; or (iii) the business combination that meets certain valuation requirements for the consideration paid.

An “interested shareholder” is defined as any person who (a) is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation or (b) is an affiliate or associate of a corporation that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. The “stock acquisition date,” with respect to any person and any New York corporation, means the date that such person first becomes an interested shareholder of such corporation.

Listing

Our common stock is listed on the NYSE American exchange under the symbol “CVU.” As of the date of this prospectus, no other class of capital stock that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, New York 10004-1561. The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common or preferred stock or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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We will file as an exhibit to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and/or terms of the securities purchasable upon exercise of the warrants;

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if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the amount and price of securities that may be purchased upon exercise of a warrant;

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the dates on which the right to exercise the warrants commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

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if applicable, information relating to book-entry procedures;

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if applicable, a discussion of material U.S. Federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the amount of the underlying securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

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Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

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the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends and make distributions in respect of our capital stock;

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redeem capital stock;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with shareholders and affiliates; or

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of any material U.S. Federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

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the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

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to fix any ambiguity, defect or inconsistency in the indenture;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions of or provisions for an event of default; or

●

to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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extending the fixed maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies or other property for payment in trust;

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recover excess money held by the debenture trustee;

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compensate and indemnify the debenture trustee; and

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appoint any successor trustee.

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In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units. The description may include:

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●

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units;

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a discussion of material Federal income tax considerations, if applicable; and

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whether the units will be issued in fully registered or global form.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

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Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.

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Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times, unless, and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities, and instead, deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

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Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell or issue the shelf securities from time to time in any one or more of the following ways:

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through underwriters or dealers;

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directly to purchasers;

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through agents; or

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through a combination of these methods.

Registration of the shelf securities covered by this prospectus does not mean, however, that the securities will necessarily be offered or sold.

Shelf securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

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the name or names of any agents or underwriters;

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the amount of securities underwritten or purchased by any underwriter;

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the initial public offering price;

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the amounts of any commissions, discounts paid or allowed to any agents or underwriters;

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the proceeds we will receive;

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any other items constituting underwriters’ compensation;

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any discounts, commissions or concessions allowed or paid to dealers;

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the material terms of any agreement with any underwriters or agents; and

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any securities exchanges on which the securities may be listed.

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Shelf securities may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which the underwriters may purchase additional securities from us. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

Shelf securities may be offered to purchasers directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Shelf securities may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Shelf securities and resale shares may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sale of the securities.

We may make direct sales of shelf securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer shelf securities directly to service providers or suppliers in payment of outstanding invoices.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

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During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, shelf securities offered by us under this prospectus will be a new issue and, other than the common stock, which is quoted on the NYSE Amex, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

All costs, expenses and fees associated with the registration and distribution of shelf securities will be borne by us.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York.

EXPERTS

The financial statements incorporated of CPI Aerostructures, Inc. appearing in CPI Aerostructures, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

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The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities are sold.

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Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed on March 8, 2017);

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Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2017 (filed on May 10, 2017) and for the fiscal quarter ended June 30, 2017 (filed on August 9, 2017);

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Current Reports on Form 8-K dated May 9, 2017, June 13, 2017 and August 8, 2017;

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Proxy Statement dated April 27, 2017, used in connection with the annual meeting of shareholders on June 13, 2017; and

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Registration Statement on Form 8-A, dated September 1, 2000 (filed on September 1, 2000), registering our common stock, under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to CPI Aerostructures, Inc., Attention: Investor Relations, 91 Heartland Boulevard, Edgewood, New York 11717.

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$12,000,000

CPI Aerostructures, Inc.

Common Stock

____________________________________

Prospectus Supplement

____________________________________

Sole Bookrunning Manager

Canaccord Genuity

 Co-Manager

B. Riley FBR

October        , 2018